Exhibit 4.3


ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1                         Document Number
Carson City, Nevada 89701-4299                         20080535164-84
(775) 684-5708                                         Filed Date and Time
Website: www.nvsos.gov                                 08/11/2008 1:41 PM
                                                       Entity Number C14364-2004

                                                       Filed in the office of
           CERTIFICATE OF AMENDMENT                    /s/ Ross Miller
     (PURSUANT TO NRS 78.385 AND 78.390)               Ross Miller
                                                       Secretary of State
                                                       State of Nevada

     USE BLACK INK ONLY-DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.   Name of corporation:

     International Building Technologies Group, Inc.

2. THE ARTICLES HAVE BEEN AMENDED AS FOLLOWS (PROVIDE ARTICLE NUMBERS, IF AVAILABLE):

     Article 6.

     6.1 Authorized Capital Stock: The aggregate number of shares which the Corporation shall have authority to issue is Two Billion (2,000,000,000) shares, consisting of (a) One Billion Nine Hundred Fifty Million (1,950,000,000) shares of Common stock par value $0.00001 per share and (b) Fifty Million (50,000,000) shares of preferred stock par value $0.001 per share issuable in one or more series.

3. THE VOTE BY WHICH THE STOCKHOLDERS HOLDING SHARES IN THE CORPORATION ENTITLING THEM TO EXERCISE AT LEAST A MAJORITY OF THE VOTING POWER, OR SUCH GREATER PORTION OF THE VOTING POWER AS MAY BE REQUIRED IN THE CASE OF A VOTE BY CLASSES OR SERIES, OR AS MAY BE REQUIRED BY THE PROVISIONS OF THE* ARTICLES OF INCORPORATION HAVE VOTED IN FAVOR OF THE AMENDMENT IS: 65% of voting shares

4.   EFFECTIVE DATE OF FILING (OPTIONAL):
     (MUST NOT BE LATER THAN 90 DAYS AFTER THE CERTIFICATE IS FILED)

5. OFFICER SIGNATURE (REQUIRED):                               /s/ Kenneth Yeung

* IF ANY PROPOSED AMENDMENT WOULD ALTER OR CHANGE ANY PREFERENCE OR ANY RELATIVE OR OTHER RIGHT GIVEN TO ANY CAUSE OR SERIES OF OUTSTANDING SHARES, THEN THE AMENDMENT MUST BE APPROVED BY COTE, IN ADDITION TO THE AFFIRMATIVE VOTE OTHERWISE REQUIRED OF THE HOLDERS OF SHARES REPRESENTING A MAJORITY OF THE VOTING POWER OF EACH CLASS OR SERIES AFFECTED BY THE AMENDMENT REGARDLESS OF LIMITATIONS OR RESTRICTIONS ON THE VOTING POWER THEREOF.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.
                                    Nevada Secretary of State Amend Profit-After
                                                                 Revised: 7-1-08